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                                                                    Exhibit 99.1

          ACETO CORPORATION ANNOUNCES SECOND QUARTER FINANCIAL RESULTS

LAKE SUCCESS, NY - February 9, 2006 - Aceto Corporation (NASDAQ:ACET), a global distributor of chemically-derived pharmaceuticals, biopharmaceuticals, specialty chemicals and agrochemicals, today announced results of operations for its fiscal 2006 second quarter and six months ended December 31, 2005.

Net sales for the second quarter were $69.5 million, compared to $76.7 million in the second quarter of fiscal year 2005. This decline reflects the previously disclosed decrease in sales of two active pharmaceutical ingredients (APIs) due to intense competition. Sales of those two products in the second quarter of fiscal year 2006 were $1.3 million, compared with $6.6 million in the second quarter of fiscal year 2005, a decrease of $5.3 million. Additionally, the Company's foreign subsidiaries, primarily its German and French operations, experienced a $3.4 million decrease in Health Sciences sales due to a shift in the demand pattern, as well as a modification of the French government's generic drug reimbursement policy, that caused delays in shipments. The Company believes it will recover a portion of these sales in future periods. Aceto's domestic API sales increased $1.4 million during the second quarter of fiscal 2006 as compared to the second quarter of last fiscal year.

Net income was $1.5 million or $0.06 per diluted share in the second quarter of fiscal 2006 (which included a $0.01 per diluted share charge for exiting the facility previously occupied by the Company's former Institutional Sanitary Supplies segment) versus $2.0 million or $0.08 per diluted share in the same quarter last year.

Net sales for the six months ended December 31, 2005 were $144.5 million compared to $157.2 million in the same period of the prior year, due to the aforementioned factors. Net income was $3.5 million or $0.14 per diluted share in the first half of fiscal 2006, compared to $5.3 million or $0.22 per diluted share in the same period of fiscal 2005.

Aceto closed the second quarter in a strong financial position, highlighted by working capital of $97.4 million, no long-term debt, and shareholders' equity of $108.8 million at December 31, 2005.

Leonard S. Schwartz, Chairman, CEO, and President of Aceto, stated, "Our results for the quarter were slightly ahead of our expectations, due in part to our successful efforts to cut SG&A expenses while maintaining full operational capability and efficiency. Excluding the $0.38 million one-time charge for exiting the Institutional Sanitary Supplies facility, SG&A was $9.3 million, which was the lowest quarterly level in two years. We expect to further reduce SG&A marginally in the coming quarters. While our core business is performing reasonably well, particularly in light of the continuing competitive market conditions in generic drugs, we are committed to expanding our business via our Strategic Growth Initiatives, which are as follows:

o Veterinary Vaccines - Our submissions to the USDA for a range of vaccines for companion animals are in the final stages of review. We anticipate approval in May/June of this year and expect to commence commercial sales immediately thereafter, as we have a definitive marketing plan in place and are in contact with prospective customers. These products will be sold under the Aceto label, which is a first for the Company.

o Human Biopharmaceuticals - We are pleased that progress has been made recently in the EU towards approval of a major generic biopharmaceutical and hope it will influence US regulators and Congress to create a pathway for approval in the US. This is sorely needed to combat the continuing rise of health care costs, particularly in biopharmaceuticals. We would like to caution that there is no definitive time frame for approval in the U.S. However, if the approval in the U.S occurs, we are prepared to capitalize on Aceto's unique position, with a range of 38 products that we can bring to market.

o Finished Dosage Forms - We previously disclosed that we were investigating selling finished dosage forms directly into distribution channels. We can now report that we have identified eight viable products to date for this initiative, for which we have a highly qualified, long-standing supplier of APIs who has moved downstream to dosage forms. We are working to expand the range of products that we can offer, aiming to increase it to 20 products. Our work in the marketplace is continuing and we believe that,

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        given the viability of supply, of which we are quite confident, we will enter distribution channels with finished dosage forms, sold either under our label or private labels of our customers.

o Chemicals and Colorants - We are very pleased that the Chinese chemical industry continues its rapid growth and we are investing resources in an effort to bring new Chinese products to the US and European chemical markets. Aceto's strengths in sourcing and supplying a wide range of products are unique, and our considerable operations in Shanghai support this activity.

o Agrochemicals - We are on track to launch four new products before the end of calendar 2007, as we have previously disclosed."

Mr. Schwartz concluded, "In the third quarter of fiscal 2006, we expect to earn approximately $0.08 per diluted share. We continue to be optimistic about Aceto's long-term prospects and look forward to reporting on the Company's developments."

CONFERENCE CALL
Leonard S. Schwartz, Chairman, CEO, and President, and Douglas Roth, CFO, will conduct a conference call at 10:00 a.m. ET on Thursday, February 9, 2006. Interested parties may participate in the call by dialing 888-787-0577 (706-679-3204 for international callers). Please call in 10 minutes before the call is scheduled to begin. The conference call will also be broadcast live over the Internet via the Investor Relations section (CONFERENCE CALLS) of Aceto's website. To listen to the live call please go to the website at least 15 minutes before the call to register, download and install any necessary audio software. The conference call will be archived on Aceto's website, and a recorded phone replay of the call will be available from 12:00 noon ET on Thursday, February 9, 2006, until 5:00 p.m. ET on Friday, February 10, 2006. Dial 800-642-1687
(706-645-9291 for international callers) and enter the code 4859940 for the phone replay.


ABOUT ACETO
Aceto Corporation, which was incorporated in 1947, is a global leader in the distribution and marketing of biopharmaceuticals, chemically-derived pharmaceuticals, specialty chemicals and agrochemicals used principally as raw materials in the agricultural, color, pharmaceutical, surface coating/ink and general chemical consuming industries. With offices in ten countries, Aceto distributes over 1,000 chemicals in these and other fields.

This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections of management. Aceto intends for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," or variations of such words are intended to identify such forward-looking statements. The forward-looking statements contained in this press release include, but are not limited to, statements regarding approval of applications for, and sales of, veterinary vaccines, emergence of a market for human generic biopharmaceuticals, entering distribution channels with finished dosage forms, continued rapid growth in the Chinese chemical industry, launching four new agrochemical products before the end of calendar 2007, results for the third quarter of fiscal year 2006, and prospects for long-term growth. All forward-looking statements in this press release are made as of the date of this press release, and Aceto assumes no obligation to update these forward-looking statements whether as a result of new information, future events or otherwise, other than as required by law. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. These uncertainties include, but are not limited to, the mix of products sold and the profit margins thereon, order cancellation or a reduction in orders from customers, competitive product offerings and pricing actions, the availability and pricing of key raw materials, dependence on key members of management, risk of entering into new European markets, continued successful integration of acquisitions, economic and political conditions in the United States and abroad, as well as other risks detailed in the Company's SEC reports, including the Company's Form 10-K and other filings. Copies of these filings are available at WWW.SEC.GOV.

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CONTACT:                           -OR-       INVESTOR RELATIONS COUNSEL:
Aceto Corporation                             The Equity Group Inc.
Leonard S. Schwartz,                          Lauren Till
Chairman/CEO/President                        (212) 836-9610, LTILL@EQUITYNY.COM
Douglas Roth, CFO                             WWW.THEEQUITYGROUP.COM
(516) 627-6000
WWW.ACETO.COM

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

                                                        ACETO CORP.
                                             CONSOLIDATED STATEMENTS OF INCOME
                                          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                        (UNAUDITED)


                                                                   THREE MONTHS ENDED               SIX MONTHS ENDED
                                                                      DECEMBER 31,                     DECEMBER 31,
                                                                  2005           2004              2005           2004
                                                              ------------   ------------      ------------   ------------
Net sales                                                     $    69,467    $    76,738       $   144,460    $   157,187
Cost of sales                                                      57,999         63,456           120,489        130,390
                                                              ------------   ------------      ------------   ------------
Gross profit                                                       11,468         13,282            23,971         26,797
Gross profit %                                                      16.51%         17.31%            16.59%         17.05%

Selling, general and
  administrative expenses                                           9,657         10,189            20,019         19,619
                                                              ------------   ------------      ------------   ------------
Operating income                                                    1,811          3,093             3,952          7,178

Other income, net of
  interest expense                                                    358            286             1,117            815
                                                              ------------   ------------      ------------   ------------

Income from continuing operations before income taxes               2,169          3,379             5,069          7,993
Provision for income taxes                                            622            989             1,521          2,234
                                                              ------------   ------------      ------------   ------------
Income from continuing operations                                   1,547          2,390             3,548          5,759
Loss from discontinued operations, net of taxes                         -           (438)              (27)          (431)
                                                              ------------   ------------      ------------   ------------
Net income                                                    $     1,547    $     1,952       $     3,521    $     5,328
                                                              ============   ============      ============   ============

Basic income per common share:
  Income from continuing operations                           $      0.06    $      0.10       $      0.15    $      0.24
  Loss from discontinued operations                           $         -    $     (0.02)      $         -    $     (0.02)
  Net income                                                  $      0.06    $      0.08       $      0.15    $      0.22

Diluted income per common share:
  Income from continuing operations                           $      0.06    $      0.10       $      0.14    $      0.23
  Loss from discontinued operations                           $         -    $     (0.02)      $         -    $     (0.01)
  Net income                                                  $      0.06    $      0.08       $      0.14    $      0.22

Weighted average shares outstanding:
  Basic                                                            24,273         24,163            24,280         24,145
  Diluted                                                          24,557         24,722            24,595         24,690

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

                                         ACETO CORP.
                                 CONSOLIDATED BALANCE SHEETS
                           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                        December 31, 2005      June 30, 2005
                                                           (unaudited)
                                                        -----------------      -------------
ASSETS
Current Assets:
  Cash in banks                                         $         23,561       $     19,950
  Investments                                                      5,003              5,068
  Trade receivables: less allowances for doubtful
    accounts: Dec, $432; June $427                                50,684             49,636
  Other receivables                                                1,254              1,421
                                                        -----------------      -------------
                                                                  51,938             51,057

  Inventory                                                       51,930             51,722
  Prepaid expenses and other current assets                        1,500                821
  Assets held for sale                                                 -                242
  Deferred income tax benefit, net                                 2,799              2,780
                                                        -----------------      -------------

        Total current assets                                     136,731            131,640


Long-term notes receivable                                           591                624
Property and equipment, net                                        5,399              5,543
Goodwill                                                           1,703              1,720
Intangible assets,net                                              3,798              3,153
Deferred income tax benefit, net                                   2,220              3,626
Other assets                                                       2,615              2,722
                                                        -----------------      -------------

Total Assets                                            $        153,057       $    149,028
                                                        =================      =============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Drafts and acceptances payable                        $          2,409       $      2,462
  Short term bank loans                                                -                126
  Accounts payable                                                23,579             24,783
  Note payable - related party                                       500                500
  Accrued expenses                                                12,845              9,474
  Liabilities related to assets held for sale                          -                 46
                                                        -----------------      -------------
         Total current liabilities                                39,333             37,391

Long-term liabilites                                               4,734              3,811
Minority interest                                                    157                171
                                                        -----------------      -------------
          Total liabilities                                       44,224             41,373

Commitments and contingencies

Shareholders' equity:
  Common stock, $.01 par value:
        (40,000 shares authorized; 25,644 shares issued;
        24,222 and 24,282 shares outstanding at
        Dec. 31, 2005 and June 30, 2005, respectively)               256                256
  Capital in excess of par value                                  56,727             56,903
  Retained earnings                                               64,568             62,864
  Treasury stock, at cost:
       (1,422 and 1,362 shares at Dec.
        31, 2005 and  June 30, 2005, respectively)               (13,735)           (13,505)
  Accumulated other comprehensive income                           1,017              1,137
                                                        -----------------      -------------
         Total shareholders' equity                              108,833            107,655
                                                        -----------------      -------------

Total liabilities and shareholders' equity              $        153,057       $    149,028
                                                        =================      =============